SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

PROVIDENT BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-37504	45-3231576
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 834-8555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)          On May 25, 2016, Director Robert A. Gonthier, Jr. retired from the Board of Directors of Provident Bancorp, Inc. (the “Company”) and Director Charles R. Cullen resigned from the Board of Directors of the Company. Mr. Cullen will remain a director of the Company’s subsidiary, The Provident Bank.

(d)          On May 25, 2016, the Board of Directors of the Company appointed Lisa DeStefano and Arthur Sullivan to the Board of Directors of the Company. It has not been determined at this time which committees of the Board of Directors, if any, Ms. DeStefano or Mr. Sullivan will be added to.

There are no arrangements or understandings between either Ms. DeStefano or Mr. Sullivan and any other person pursuant to which each individual became a director. Neither Ms. DeStefano nor Mr. Sullivan is a party to any transaction with the Company or The Provident Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

DATE: May 31, 2016	By:	/s/ David P. Mansfield
David P. Mansfield
President and Chief Executive Officer